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                                                                    EXHIBIT 5
                                 August 6, 1996



Health Images, Inc.
8601 Dunwoody Place
Building 200
Atlanta, Georgia 30350

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have served as counsel for Health Images, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (the "Registration Statement") of an aggregate of 708,000 shares (the "Shares") of common stock, $.01 par value, of the Company, which are subject to options and warrants held by certain present and former officers, directors and employees of the Company ("Options").

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the adoption of the Plan as we have deemed necessary and advisable.

     In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

     We express no opinion as to matters under or involving laws other than the laws of the State of Georgia and the Delaware General Corporation Law.
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     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1.   The Shares have been duly authorized; and

     2. Upon the issuance and delivery of the Shares upon receipt of lawful consideration therefor upon exercise of the Options, such Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                    Very truly yours,



                          POWELL, GOLDSTEIN, FRAZER & MURPHY